As filed with the Securities and Exchange Commission on April 30, 2021

Registration No. 333-141487

Registration No. 333-149996

Registration No. 333-157959

Registration No. 333-165813

Registration No. 333-172983

Registration No. 333-176318

Registration No. 333-180110

Registration No. 333-187311

Registration No. 333-190544

Registration No. 333-194604

Registration No. 333-206230

Registration No. 333-211208

Registration No. 333-219754

Registration No. 333-226704

Registration No. 333-233144

Registration No. 333-243705

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-141487

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-149996

Post-Effective Amendment No. 2 to Form S–8 Registration Statement No. 333-157959

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-165813

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-172983

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-176318

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-180110

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-187311

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-190544

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-194604

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-206230

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-211208

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-219754

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-226704

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-233144

Post-Effective Amendment No. 1 to Form S–8 Registration Statement No. 333-243705

UNDER THE SECURITIES ACT OF 1933

GLU MOBILE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	91-2143667
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

875 Howard Street, Suite 100

San Francisco, California 94103

(Address of Principal Executive Offices)  (Zip Code)

Second Amended and Restated 2001 Stock Option Plan

2007 Equity Incentive Plan

2007 Employee Stock Purchase Plan

2008 Equity Inducement Plan

2018 Equity Inducement Plan

(Full Title of the Plans)

Scott Leichtner
Vice President
Glu Mobile Inc.
875 Howard Street, Suite 100
San Francisco, California 94103
(415) 800-6100
(Name and Address of Agent For Service)

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following registration statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”) of Glu Mobile Inc., a Delaware corporation (the “Registrant”):

•                  Registration Statement No. 333-141487, registering 1,961,634 shares of common stock, par value $0.0001 per share of the Registrant (“Common Stock”), under the Glu Mobile Inc. 2007 Equity Incentive Plan (“2007 EIP”), 666,666 shares of Common Stock under the Glu Mobile Inc. 2007 Employee Stock Purchase Plan (“2007 ESPP”), and 3,340,504 shares of Common Stock under the Glu Mobile Inc. Second Amended and Restated 2001 Stock Option Plan.

•                  Registration Statement No. 333-149996, registering 1600,000 shares of Common Stock under the Glu Mobile Inc. 2008 Equity Inducement Plan (“2008 EIP”), 870,671 shares of Common Stock under the 2007 EIP, and 290,223 shares of Common Stock under the 2007 ESPP.

•                  Registration Statement No. 333-157959, registering 887,524 shares of Common Stock under the 2007 EIP and 295,841 shares of Common Stock under the 2007 ESPP.

•                  Registration Statement No. 333-165813, registering 819,245 shares of Common Stock under the 2008 EIP, 910,796 shares of Common Stock under the 2007 EIP, and 303,599 shares of Common Stock under the 2007 ESPP.

•                  Registration Statement No. 333-172983, registering 1,337,531 shares of Common Stock under the 2007 EIP and 445,844 shares of Common Stock under the 2007 ESPP.

•                  Registration Statement No. 333-176318, registering 1,050,000 shares of Common Stock under the 2008 EIP.

•                  Registration Statement No. 333-180110, registering 637,488 shares of Common Stock under the 2007 ESPP.

•                  Registration Statement No. 333-187311, registering 660,221 shares of Common Stock under the 2007 ESPP and 300,000 shares of Common Stock under the 2008 EIP.

•                  Registration Statement No. 333-190544, registering 7,200,000 shares of Common Stock under the Glu Mobile Inc. 2007 Equity Incentive Plan and 200,000 shares of Common Stock under the 2008 EIP.

•                  Registration Statement No. 333-194604, registering 784,454 shares of Common Stock under the 2007 ESPP.

•                  Registration Statement No. 333-206230, registering 13,000,000 shares of Common Stock under the 2007 EIP and 1,071,735 shares of Common Stock under the 2007 ESPP.

•                  Registration Statement No. 333-211208, registering 1,000,000 shares of Common Stock under the 2008 EIP.

•                  Registration Statement No. 333-219754, registering 8,000,000 shares of Common Stock under the 2007 EIP, 6,000,000 shares of Common Stock under the 2008 EIP, and 4,000,000 shares of Common Stock under the 2007 ESPP.

•                  Registration Statement No 333-226704, registering 10,000,000 shares of Common Stock under the 2007 EIP and 400,000 shares of Common Stock under the Glu Mobile Inc. 2018 Equity Inducement Plan.

•                  Registration Statement No. 333-233144, registering 4,600,000 shares of Common Stock under the 2007 EIP.

•                  Registration Statement No. 333-243705, registering 7,000,000 shares of Common Stock under the 2007 EIP.

On April 29, 2021, Electronic Arts Inc., a Delaware corporation (“Electronic Arts”), completed the merger contemplated by the Agreement and Plan of Merger, dated as of February 8, 2021 (the “Merger Agreement”), by and among Electronic Arts, the Registrant and Giants Acquisition Sub, Inc., a Delaware corporation and a wholly owned direct or indirect subsidiary of Electronic Arts (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub was merged with and into the Registrant, with the Registrant surviving the Merger as a wholly owned subsidiary of Electronic Arts (the “Merger”).

In connection with the consummation of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements. In addition, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all securities registered under the Registration Statements but not sold under the Registration Statements as of the date hereof, if any. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on April 30, 2021.

Glu Mobile Inc.

By:	/s/ Scott Leichtner
Scott Leichtner
Vice President

Note: No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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